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                                                                    EXHIBIT 15.1





May 22, 1997

To the Stockholders and Board of Directors of Cable Design Technologies Corporation:

We are aware that Cable Design Technologies Corporation has incorporated by reference in its Registration Statements on Form S-3 (Registration No. 333-00554), Form S-8 (Registration No 33-73272), Form S-8 (Registration No. 33-78418), Form S-8 (Registration No. 333-2450), Form S-8 (Registration No. 333-6743), and Form S-8 (Registration No. 333-17443) its Form 10-Q for the quarter ended April 30, 1997, which includes our report dated May 22, 1997, covering the unaudited interim financial statement information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the Act), that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Section 7 and 11 of the Act.

                                                /s/ Arthur Andersen LLP

                                                Arthur Andersen LLP